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                                                      EXHIBIT 5.1


                 [BARNES GROUP INC. LETTERHEAD]


                              July 14, 2000



Barnes Group Inc.
123 Main Street
Bristol, Connecticut  06010

Ladies and Gentlemen:

          I am the Senior Vice President, General Counsel and Secretary of Barnes Group Inc., a Delaware corporation (the "Company"), and I have acted as legal counsel to the Company in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 2,500,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the Barnes Group Inc. Employee Stock and Ownership Program (the "Plan").

          In my capacity as General Counsel and Secretary of the Company, I have examined and am familiar with (i) the Registration Statement; (ii) the Plan; (iii) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares pursuant to the Plan and certain related matters; and (v) such agreements, certificates of public officials, certificates of officers or representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

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          I consent to the filing of this opinion as an exhibit
to the Registration Statement but do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

          I am furnishing this opinion in connection with the filing of the Registration Statement, and it may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without my express written consent.

                              Very truly yours,

                              /s/ Signe S. Gates
                              ------------------
                              Signe S. Gates
SSG/ekt

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